Exhibit 24.1

                                POWER OF ATTORNEY

      WHEREAS, the undersigned director of Phase III Medical, Inc. desires to authorize Mark Weinreb to act as his attorney-in-fact and agent, for the purpose of executing and filing a registration statement on Form S-8, including all amendments thereto,

      NOW, THEREFORE,

      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Mark Weinreb his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-8 registering up to 15,000,000 shares of the Common Stock of Phase III Medical, Inc. issuable pursuant to the Phase III Medical, Inc. 2003 Equity Participation Plan, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this power of attorney in the following capacities as of the 23rd day of July, 2003.

                    Signatures                                          Title

/s/ Wayne A. Marasco                                                   Director
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Wayne A. Marasco